Exhibit 99.1

N e w s R e l e a s e

For immediate Release

Vail Resorts Contacts:

Media: Kelly Ladyga, (970) 845-5720, kladyga@vailresorts.com

Investor Relations: Leslie Roubos, (970) 845-2958, lroubos@vailresorts.com

VAIL RESORTS ANNOUNCES FISCAL 2003 THIRD QUARTER AND NINE MONTH RESULTS

VAIL, Colo. - June 12, 2003 - Vail Resorts, Inc. (NYSE: MTN) announced today results for the third quarter of fiscal 2003, ending April 30, 2003.

THIRD QUARTER PERFORMANCE

Mountain revenue for the third quarter of fiscal 2003 was $211.7 million, a 9.6% increase from $193.2 million for the comparable period last year. Excluding the May 2002 acquisition of the Heavenly Ski Resort, third quarter "same-store" mountain revenue at the Company's four Colorado resorts declined 6.0% compared to the same period last year.

Lodging revenue for the third quarter fell $3.6 million, or 7.3%, to $45.5 million.

Resort revenue, the combination of the mountain and lodging segments, rose $14.9 million, or 6.1%, to $257.2 million. Real estate revenue for the third quarter rose $7.6 million to $11.9 million, a 175.0% increase compared to the same period last year. Total revenue rose $22.5 million, or 9.1%, to $269.1 million.

Income from operations for the third quarter declined $3.3 million, or 3.8%, to $84.8 million compared to the same period last year.

Earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the mountain segment increased 1.4% to $93.3 million. Excluding the Heavenly acquisition, "same-store" mountain EBITDA for the quarter fell 14.2% compared to the same period last year.

Lodging EBITDA decreased $2.5 million, or 17.7%, to $11.6 million for the quarter; $0.4 million of the decrease was attributed to the Ritz-Carlton, Bachelor Gulch which opened in November of fiscal 2003. As the Company uses the equity method of accounting for the Ritz-Carlton, included in the third quarter Ritz-Carlton, Bachelor Gulch loss is $1.7 million of depreciation and interest expense.

Third quarter resort EBITDA was $104.9 million, a 1.1% decrease from the comparable period last year, and "same-store" resort EBITDA, excluding Heavenly and the Ritz-Carlton, fell 14.3% versus the third quarter in fiscal 2002.

Real estate EBITDA for the quarter rose $2.2 million to $1.2 million.

Third quarter net income fell $11.5 million to $35.5 million, or $1.01 per diluted share, compared to $47.0 million, or $1.34 per diluted share, for the same period last year.

NINE MONTH PERFORMANCE

Mountain revenue for the nine months ended April 30, 2003 was $435.3 million, an 18.1% increase from $368.6 million for the comparable period last year. Excluding the acquisition of the Heavenly Ski Resort, the nine month "same-store" mountain revenue rose 1.9% compared to the same period last year.

Lodging revenue for the nine months rose $10.3 million, or 9.4%, to $120.6 million and resort revenue increased $77.0 million, or 16.1%, to $555.9 million. Real estate revenue for the period rose $19.5 million to $73.9 million, a 35.9% increase compared to the same period last year. Total revenue rose $96.5 million, or 18.1%, to $629.7 million.

Income from operations for the nine months decreased $5.0 million, or 5.1%, to $92.5 million compared to the same period last year.

Mountain EBITDA increased 6.8% to $128.8 million. Included in the nine-month fiscal 2003 mountain EBITDA is $2.5 million of severance expense as reported in the first and second fiscal quarters. Excluding the Heavenly acquisition, "same-store" mountain EBITDA for the nine months fell 9.7% compared to the same period last year.

Lodging EBITDA decreased $7.9 million, or 51.8%, to $7.4 million for the nine months, with $3.7 million of the decrease attributed to the Ritz-Carlton, Bachelor Gulch, including $3.7 million of depreciation and interest expense.

Resort EBITDA for the nine month period was $136.2 million, a 0.2% increase from the comparable period last year, and resort EBITDA excluding Heavenly and the Ritz-Carlton fell 11.8% versus the nine months ended April 30, 2002. Included in resort EBITDA is $2.5 million of severance expense associated with the first and second fiscal quarters.

Real estate EBITDA for the nine months rose $3.5 million to $17.2 million.

Net income for the nine month period fell $15.1 million to $27.5 million, or $0.78 per diluted share, compared to $42.6 million, or $1.21 per diluted share, for the same period last year.

Adam Aron, Chairman and Chief Executive Officer, commented, "The financial results for the first half of our fiscal year were impressive and robust, but as talk of war with Iraq heightened after New Year's Day in January, we began to experience a slowdown of bookings at our resorts. Then, with the actual outbreak of war during the busiest weeks of our ski season, both our mountain and lodging segments were adversely affected. Visitation at all our Colorado resorts was below last year's levels for the month of March. RockResorts owned hotels, as well as the non-branded Vail Resorts Lodging Company owned hotels, also saw reduced year-over-year occupancy and ADR in the month of March. The contrast between Vail Resorts' financial success in the first half of this fiscal year and the war-impacted third quarter could not be more dramatic," added Aron.

Aron continued, "Despite the lackluster financial performance by the Company during the quarter, there is, nonetheless, much good news to report in this fiscal year. Beaver Creek had a record ski season with some 718,000 skier visits, in no small part due to the new and beautiful Ritz-Carlton, Bachelor Gulch. The Heavenly acquisition was successful even beyond our expectations, with skier visits and lift ticket revenue at Heavenly increasing 12.5% and 19.3%, respectively, when compared to the prior year under a different ownership. The cost savings program we implemented in October 2002 was successful, as the projected cost savings were in fact realized. In addition, the affluent real estate market continued at a brisk pace, RockResorts secured a new 20-year management agreement for the Cheeca Lodge, and a new four-year or longer $425 million bank revolving credit line and institutional term loan was completed, in management's judgement, on favorable terms.

Aron further stated, "Looking ahead, we see no reason at this point to change the guidance we issued on April 29th for the balance of fiscal 2003. As for fiscal 2004, given the unfortunate state of the world and the still weak national economy, Vail Resorts management believes it is prudent to continue to very tightly manage the Company's costs. As we finalize fiscal 2003 and prepare for fiscal 2004, we are undergoing another extensive cost cutting program. At this juncture, we have identified numerous ways to significantly enhance the Company's permanent cost structure and believe we can make additional expense reductions of more than $25 million in fiscal 2004. We have also scrutinized our capital expenditure plan for calendar 2003 and have been able to trim down our expenditures to a range of $80 to $90 million for the year. Importantly, we expect to achieve these financial improvements without compromising our long-standing tradition of offering a world-class vacation experience and excellent guest service. Our employees will also be pleased to know that we plan to attain these savings without having to implement sweeping company-wide layoffs."

CONFERENCE CALL

For further discussion of the contents of this press release, please listen to our live webcast today at 11:00 am ET, available on www.vailresorts.com. In order to access the non-GAAP financial information that will be referenced in the call, click on the Regulation G Compliance section under the Investor Relations tab on www.vailresorts.com.

Vail Resorts, Inc. is the premier mountain resort operator in North America. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly Resort in California and Nevada and the Grand Teton Lodge Company in Jackson Hole, Wyoming. In addition, the Company's RockResorts luxury resort hotel company operates 10 resort hotels throughout the United States. The Vail Resorts corporate website is www.vailresorts.com and the consumer websites are www.snow.com and www.rockresorts.com. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).

***

Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to general business and economic conditions; failure to achieve anticipated cost savings and anticipated operational efficiency, or conversely adverse consequences from cost reductions; competitive factors in the ski and resort industries; failure to successfully integrate acquisitions; uncertainties and issues related to the restatement of earnings, including the change in accounting for the revenue recognition of club membership fees or the SEC investigation of same; the impact of the September 11 terrorist attacks on the travel industry and the Company or additional terrorist attacks; uncertainties and impacts of the threat of war or actual war; continued or worsening economic slowdown; the impacts of SARS or similar unforeseen global events on the travel industry and the Company; expenses or adverse consequences arising from current or potential litigation against the Company; implications arising from the implementation of FIN No. 46 and other such new FASB/governmental legislation, rulings or interpretations; and the weather. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

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Vail Resorts, Inc.
Consolidated Financial Statements
(in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2002	2003	2002
Net revenue:
Mountain	211,710	193,243	435,313	368,620
Lodging	45,519	49,096	120,558	110,220
Real estate	11,888	4,322	73,866	54,354
Total net revenue	269,117	246,661	629,737	533,194
Operating expense:
Mountain	118,450	101,520	307,737	249,520
Lodging	33,521	34,979	109,456	94,875
Real Estate	11,567	5,488	61,371	43,319
Depreciation & amortization	20,785	16,566	58,656	47,995
Total operating expense	184,323	158,553	537,220	435,709
Income from operations	84,794	88,108	92,517	97,485
Other income (expense)
Mountain equity investment income	31	300	1,254	1,508
Lodging equity investment loss	(373)	-	(3,705)	-
Real estate equity investment income	881	204	4,721	2,673
Interest income	474	301	879	1,256
Interest expense	(12,867)	(9,644)	(37,613)	(27,870)
Gain on put option	-	-	1,371	-
Gain (loss) on disposal of fixed assets	(270)	35	(289)	(92)
Other income (expense):	(1)	(19) (19)	20	(68)
Minority interest in income of consolidated joint
ventures	(2,577)	(3,423)	(2,615)	(3,380)
Income before income taxes	70,092	75,862	56,540	71,512
Provision for income taxes	(34,600)	(28,829)	(29,056)	(27,175)
Income before cumulative effect of change in accounting principle	35,492	47,033	27,484	44,337
Cumulative effect of change in accounting principle, net of income taxes	-	-	-	(1,708)
Net income	35,492	47,033	27,484	42,629

Basic weighted average shares	35,188	35,145	35,180	35,138
Diluted weighted average shares	35,193	35,188	35,206	35,180

Per share amounts (basic):
Income before cumulative effect of change in accounting principle	$ 1.01	$ 1.34	$ 0.78	$ 1.26
Cumulative effect of change in accounting principle, net of income taxes	-	-	-	(0.05)
Net income	$ 1.01	$ 1.34	$ 0.78	$ 1.21

Per share amounts (diluted):
Income before cumulative effect of change in accounting principle	$ 1.01	$ 1.34	$ 0.78	$ 1.26
Cumulative effect of change in accounting principle, net of income taxes	-	-	-	(0.05)
Net income	$ 1.01	$ 1.34	$ 0.78	$ 1.21
Other Data:
Mountain EBITDA	$ 93,291	$ 92,023	$ 128,830	$ 120,608
Lodging EBITDA	11,625	14,117	7,397	15,345
Resort EBITDA	104,916	106,140	136,227	135,953
Real estate EBITDA	$ 1,202	$ (962)	$ 17,216	$ 13,708

	Vail Resorts, Inc.
	Resort Revenue by Business Line and Skier Visits
	(in thousands)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2003	2002	% Change	2003	2002	% Change
Business Line
Lift tickets	$105,174	$ 95,349	10.3%	$ 196,089	$162,046	21.0%
Ski school	31,401	28,480	10.3%	55,367	46,076	20.2%
Dining	23,757	21,285	11.6%	47,413	40,732	16.4%
Retail/rental	36,817	33,722	9.2%	94,443	83,155	13.6%
Other	14,561	14,407	1.1%	42,001	36,611	14.7%
Total Mountain Revenue	211,710	193,243	9.6%	435,313	368,620	18.1%

Total Lodging Revenue	45,519	49,096	(7.3)%	120,558	110,220	9.4%

Total Resort Revenue	$257,229	$242,339	6.1%	$ 555,871	$478,840	16.1%

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2003	2002	% Change	2003	2002	% Change
Skier Visits
Vail	873	864	1.0%	1,611	1,536	4.9%
Beaver Creek	404	395	2.3%	718	658	9.1%
Keystone	519	532	(2.4)%	1,039	1,069	(2.8)%
Breckenridge	776	808	(4.0)%	1,425	1,469	(3.0)%
Heavenly	533	-	100.0%	935	-	100.0%
Total Skier Visits	3,105	2,599	19.5%	5,728	4,732	21.0%

				As of April 30,
				2003	2002
Key Balance Sheet Data:
Real estate held for sale and investment				$ 136,821	$184,704
Total stockholders' equity				535,920	540,928

Total debt				520,289	454,920
Less: cash and cash equivalents				20,374	53,515
Net debt				$ 499,915	$401,405

Reconciliation of Non-GAAP Financial Measures

Resort, mountain and lodging EBITDA have been presented herein as measures of the Company's financial operating performance. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States ("GAAP"), and it might not be comparable to similarly titled measures. EBITDA does not purport to represent cash provided by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes that EBITDA is an indicative measure of resort and lodging companies' operating performance, and it is generally used by investors to evaluate companies in the resort and lodging industries. In addition, because of the significance of long-lived assets to the operations of the Company and the level of the Company's indebtedness, the Company also believes that EBITDA is useful in measuring the Company's ability to fund capital expenditures and service debt. The Company uses EBITDA targets in determining management bonuses.

Presented below is a reconciliation of Resort EBITDA to Income from Operations for the Company calculated in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2002	2003	2002

Income from operations*	$ 84,794	$ 88,108	$ 92,517	$ 97,485

Adjustments to reconcile income from operations to resort EBITDA:
Real estate revenue	(11,888)	(4,322)	(73,866)	(54,354)
Real estate expense	11,567	5,488	61,371	43,319
Depreciation and amortization	20,785	16,566	58,656	47,995
Mountain equity investment income	31	300	1,254	1,508
Lodging equity investment loss	(373)	--	(3,705)	--

Resort EBITDA	$ 104,916	$ 106,140	$ 136,227	$ 135,953

Presented below is a reconciliation of mountain EBITDA to Income from Operations for the Company calculated in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2002	2003	2002

Income from operations*	$ 84,794	$ 88,108	$ 92,517	$ 97,485

Adjustments to reconcile income from operations to mountain EBITDA:
Lodging revenue	(45,519)	(49,096)	(120,558)	(110,220)
Lodging expense	33,521	34,979	109,456	94,875
Real estate revenue	(11,888)	(4,322)	(73,866)	(54,354)
Real estate expense	11,567	5,488	61,371	43,319
Depreciation and amortization	20,785	16,566	58,656	47,995
Mountain equity investment income	31	300	1,254	1,508

Mountain EBITDA	$ 93,291	$ 92,023	$ 128,830	$ 120,608

Presented below is a reconciliation of lodging EBITDA to Income from Operations for the Company calculated in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2002	2003	2002

Income from operations*	$ 84,794	$ 88,108	$ 92,517	$ 97,485

Adjustments to reconcile income from operations to lodging EBITDA:
Mountain revenue	(211,710)	(193,243)	(435,313)	(368,620)
Mountain expense	118,450	101,520	307,737	249,520
Real estate revenue	(11,888)	(4,322)	(73,866)	(54,354)
Real estate expense	11,567	5,488	61,371	43,319
Depreciation and amortization	20,785	16,566	58,656	47,995
Lodging equity investment loss	(373)	--	(3,705)	--

Lodging EBITDA	$ 11,625	$ 14,117	$ 7,397	$ 15,345

Real estate EBITDA has been presented herein as a measure of the Company's financial operating performance for the Real estate segment. Real estate EBITDA is calculated as real estate revenue less real estate expense plus real estate equity investment income. Real estate expense includes selling and holding costs, operating expenses and an allocation of the land, infrastructure, mountain improvement and other costs relating to property sold as well as an allocation of corporate administrative costs. Depreciation and amortization are excluded from real estate EBITDA as the Company has determined that the portion of those expenses allocable to real estate are not significant. Real estate EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States ("GAAP"), and it might not be comparable to similarly titled measures. Real estate EBITDA does not purport to represent cash provided by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company uses real estate EBITDA targets in determining management bonuses.

Presented below is a reconciliation of real estate EBITDA to Income from Operations for the Company calculated in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2002	2003	2002

Income from operations*	$ 84,794	$ 88,108	$ 92,517	$ 97,485

Adjustments to reconcile income from operations to real estate EBITDA:
Mountain revenue	(211,710)	(193,243)	(435,313)	(368,620)
Mountain expense	118,450	101,520	307,737	249,520
Lodging revenue	(45,519)	(49,096)	(120,558)	(110,220)
Lodging expense	33,521	34,979	109,456	94,875
Depreciation and amortization	20,785	16,566	58,656	47,995
Real estate equity investment income	881	204	4,721	2,673

Real estate EBITDA	$ 1,202	$ (962)	$ 17,216	$ 13,708

*Income from operations represents net income from continuing operations excluding interest expense, income tax expense and certain other non-operating gains and losses.